UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Payment Plan Letter Agreement

On January 27, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a First Amendment to Payment Plan Letter Agreement (the “1st Amendment”) with MAAB Global Ltd. (“MAAB”). MAAB had previously purchased rights to $500,000 owed by the Company to Barstool Sports, Inc. (“Barstool” and the “Debt”) on January 10, 2025, which amount was non-interest bearing, and due pursuant to the terms of a Payment Plan Letter Agreement entered into between Barstool and the Company on August 27, 2024.

Pursuant to the 1st Amendment, the Company and MAAB agreed to amend the terms of the Debt to allow MAAB the right, exercisable at any time, to convert the $500,000 of Debt into shares of the Company’s common stock at a conversion price of $1.50 per share (the “Debt Conversion Shares”).

The foregoing summary of the terms of the Payment Plan Letter Agreement and 1st Amendment is not complete and is qualified in its entirety by reference to the full text of the Payment Plan Letter Agreement and 1st Amendment, which are filed as Exhibits 10.3 and 10.1, respectively, to this Current Report and are incorporated in this Item 1.01 by reference in their entirety.

Assignment of Epiq Script Agreements

On January 30, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into two Assignment, Assumption and Novation Agreements (the “Epiq Scripts Assignments”) with Epiq Scripts, LLC, which is 51% owned by Jacob Cohen, the Company’s Chief Executive Officer and Chairman, and the Chief Executive Officer and sole director of Mango & Peaches Corp., the Company’s current wholly-owned subsidiary (“M&P”)(provided that the Company has agreed to issue Mr. Cohen (a) 1,700,000 shares of the common stock of M&P (representing 25.4% of M&P’s outstanding shares of common stock); and (b) 100 shares of Series A Super Majority Voting Preferred Stock of M&P, which will have the right to vote fifty-one percent (51%) of the total vote on all M&P shareholder matters).

Pursuant to the Epiq Scripts Assignments, the Company assigned all of its rights under (1) a September 1, 2022, Master Services Agreement, as amended with Epiq Scripts; and (2) a September 15, 2023, Consulting Agreement with Epiq Scripts, to M&P, M&P agreed to take responsibility for all obligations thereunder, effective as of the assignment date, and Epiq Scripts agreed to novate the responsibility of the Company thereunder, effective as of the assignment date. Additionally, we agreed to indemnify M&P for any liability under such agreements prior to the assignment date and M&P agreed to indemnify us against any liability under such agreements after the assignment date.

The description of the Epiq Scripts Assignments above, is not complete and is qualified in its entirety by the full text of the Epiq Scripts Assignments, copies of which are attached hereto as Exhibits 10.4 and 10.5, and which are incorporated by reference into this Item 1.01 in their entirety.

LT Global Practice Management Service Agreement

On January 28, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into an LT Global Practice Management Service Agreement (the “LT Service Agreement”) with LT Global Practice Management (“LT Global”), which entity is owned by the wife of Mr. Cohen. Pursuant to the agreement, LT Global agreed to provide us virtual professionals at the rate of between $1,800 to $3,500 on a full-time basis per virtual professional. The agreement has a term beginning on January 15, 2025, and continuing until either party provides the other at least 30 days prior written notice. The agreement includes customary confidentiality requirements of the parties, indemnification requirements, and other provisions.

The description of the LT Service Agreement above, is not complete and is qualified in its entirety by the full text of the LT Service Agreement, a copy of which is attached hereto as Exhibit 10.6, and which is incorporated by reference into this Item 1.01 in its entirety.

Master Distribution Agreement

On January 30, 2025, the Company entered into a Master Distribution Agreement (the “MSA”), with Propre Energie Inc (“Propre”). Pursuant to the MSA, the Company will license certain intellectual property and patent rights from Propre relating to clinically proven, plant-based formulations targeting hyperpigmentation, dark spots, uneven skin tone, and skin brightening through advanced solutions marketed under the brand Dermytol®.

We agreed pursuant to the MSA to pay Propre 650,000 shares of the Company’s restricted common stock (the “Propre Shares”) and 1% of the gross sales revenue we generate during the term of the MSA. The MSA has a term of three years, renewable thereafter for up to three additional one year terms, provided that neither party provides the other notice of termination at least 90 days prior to the renewal date, provided that Propre has a right of termination in the event we sell substantially all of our assets or a majority interest in the Company during the term and either party may terminate the agreement if the other party breaches the MSA and fails to cure such breach within 90 days or becomes insolvent.

The MSA contains customary confidentiality provisions, representations and warranties of the parties, indemnification obligations, disclaimers and covenants, for an agreement of type and size of the MSA.

The description of the MSA above is not complete and is qualified in its entirety by the full text of the MSA, a copy of which is attached hereto as Exhibit 10.7, and which is incorporated by reference into this Item 1.01 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 1.01 above relating to the 1st Amendment and MSA are incorporated into this Item 3.02 by reference in their entirety.

The Company claims an exemption from registration for (a) the offer of the Debt Conversion Shares and the 1st Amendment, and (b) the offer and sale of the Propre Shares, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale (where applicable) of such shares and 1st Amendment did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing offers and sales (where applicable) and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Debt was converted in full, a maximum of 333,334 Debt Conversion Shares would be due to the holder thereof, based on a conversion price of $1.50 per share (see also Item 1.01, above).

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	August 27, 2024, Payment Plan Letter Agreement between Mangoceuticals, Inc. and Barstool Sports, Inc. relating to $516,250 of outstanding debt
10.2*€	January 10, 2025, Debt Purchase Agreement, between MAAB Global and Barstool Sports Inc.
10.3*	First Amendment to Payment Plan Letter Agreement between Mangoceuticals, Inc. and MAAB Global, dated January 27, 2025
10.4*	Assignment, Assumption and Novation Agreement dated January 30, 2025, by and among Mangoceuticals, Inc., as assignor, Mango & Peaches Corp., as assignee, and Epiq Scripts, LLC (MSA)
10.5*	Assignment, Assumption and Novation Agreement dated January 30, 2025, by and among Mangoceuticals, Inc., as assignor, Mango & Peaches Corp., as assignee, and Epiq Scripts, LLC (Consulting Agreement)
10.6*	LT Global Practice Management Service Agreement dated January 28, 2025, between Mangoceuticals, Inc. and LT Global Practice Management
10.7*	Master Distribution Agreement dated January 30, 2025, between Propre Energie Inc, as supplier, and Mangoceuticals, Inc., as distributor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

€ Certain information contained in this Exhibit has been omitted (and replaced by X’s) pursuant to Item 601(a)(6) of Regulation S-K, because disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 31, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer